SUB-ADVISORY AGREEMENT

         THIS SUB-ADVISORY AGREEMENT is made as of this 14th day of February, 2005 by and between PIONEER INVESTMENT MANAGEMENT, INC., a Delaware corporation and a member of the UniCredito Italiano banking group, register of banking groups with its principal place of business at 60 State Street, Boston, Massachusetts 02109 (the "Adviser"), and IBBOTSON ASSOCIATES ADVISORS, LLC, a Delaware limited liability company, with its principal place of business at 225 North Michigan Drive, Chicago, Illinois 60601 ("Sub-Adviser").

                               W I T N E S S E T H

         WHEREAS, the Adviser serves as investment manager to series (each a Fund) of Pioneer Variable Contracts Trust (the "Trust") listed on Annex A hereto from time to time, pursuant to one or more Management Agreements between the Funds and the Adviser dated February 1, 2005 (collectively, the "Management Agreement");

         WHEREAS, pursuant to authority granted to the Adviser by the Board of Trustees of the Trust (the "Board") and pursuant to the provisions of the Management Agreement, the Adviser has selected the Sub-Adviser to act as investment sub-adviser of each Fund and to provide certain other services, as more fully set forth below, and to perform such services under the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the mutual covenants and benefits set forth herein, the Adviser and the Sub-Adviser do hereby agree as follows:

1.       The Sub-Adviser's Services.

(a) Investment Services. The Sub-Adviser shall act as investment sub-adviser with respect to each Fund. In such capacity, the Sub-Adviser shall, subject to the supervision of the Adviser and the Board, regularly provide each Fund with a continuous investment allocation program consistent with the investment objectives and policies of the Fund. The Sub-Adviser shall determine, from time to time, what shares of open-end management investment companies are to be held or sold by each Fund, subject always to the provisions of the Fund's Certificate of Trust, Agreement and Declaration of Trust, By-Laws and its registration statement on Form N-1A (the "Registration Statement") under the Investment Company Act of 1940, as amended (the "1940 Act"), and under the Securities Act of 1933, as amended (the "1933 Act"), covering the Trust's shares, as filed with the U.S. Securities and Exchange Commission (the "Commission"), and to the
     investment objectives, policies and restrictions of the Fund, as each of the same shall be from time to time in effect. However, with respect to any assets of the Funds that are not invested in shares of open-end management investment companies, the Adviser will manage the investment and reinvestment of such cash portion of the Funds. To carry out such obligations, the Sub-Adviser shall exercise full discretion and act for each Fund in the same manner and with the same force and effect as the Fund itself might or could do with respect to purchases, sales or other transactions, as well as with respect to all other such things necessary or incidental to the furtherance or conduct of such purchases, sales or other transactions. Notwithstanding the foregoing, the Sub-Adviser shall, upon written instructions from the Adviser, effect such portfolio transactions for a Fund as the Adviser may from time to time direct. No reference in this Agreement to the Sub-Adviser having full discretionary authority over a Fund's investments shall in any way limit the right of the Adviser, in its sole discretion, to establish or revise policies in connection with the management of a Fund's assets or to otherwise exercise its right to control the overall management of the Fund's assets.


(b) Compliance. The Sub-Adviser agrees to comply with the requirements of the 1940 Act, the Investment Advisers Act of 1940, as amended (the "Advisers Act"), the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), the Commodity Exchange Act and the respective rules and regulations thereunder, as applicable, as well as with all other applicable federal and state laws, rules, regulations and case law that relate to the services and relationships described hereunder and to the conduct of its business as a registered investment adviser. The Sub-Adviser also agrees to comply with the objectives, policies and restrictions set forth in the Registration Statement, as amended or supplemented, of the Trust, and with any policies, guidelines, instructions and procedures approved by the Board or the Adviser and provided to the Sub-Adviser. The Sub-Adviser shall maintain compliance procedures that it reasonably believes are adequate to ensure its compliance with the Advisers Act. No supervisory activity undertaken by the Adviser shall limit the Sub-Adviser's full responsibility for any of the foregoing. The Adviser shall be responsible for monitoring each Fund's compliance with all applicable laws including compliance with Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), for qualification as a regulated investment company and Section 817(h) of the Code relating to insurance company segregated asset accounts. The Sub-Adviser will provide the Adviser with any information that is requested of it by the Adviser in connection with the Adviser's compliance obligations set forth in the preceding sentence.


(c) Proxy Voting. The Adviser will vote proxies relating to the Funds' securities. The Adviser will vote all such proxies in accordance with such proxy voting guidelines and procedures adopted by the Board. The Adviser may, on certain non-routine matters, consult with the Subadviser before voting proxies relating to the Funds' securities. The Adviser will instruct the custodian and other parties providing services to the Trust to promptly forward to the proxy voting service copies of all proxies and shareholder communications relating to securities held by each Fund (other than materials relating to legal proceedings).

(d) Recordkeeping. The Sub-Adviser shall not be responsible for the provision of administrative, bookkeeping or accounting services to the Trust, except
     (i) as otherwise provided herein, (ii) as may be reasonably necessary for the Sub-Adviser to supply to the Adviser, the Trust or the Board the information required to be supplied under this Agreement, or (iii) as may be required by the provisions of Rule 31a-1 under the 1940 Act applicable to the services provided by the Sub-Adviser under this Agreement. The Sub-Adviser agrees that any records that it maintains and preserves on behalf of the Trust, will be maintained and preserved in the form and for the periods required by Rules 31a-1 and 31a-2 under the 1940 Act. The Subadviser agrees that all accounts, books and other records maintained and preserved by it as required hereby shall be subject at any time, and from time to time, to such reasonable periodic, special and other examinations by the Securities and Exchange Commission, the Trust's auditors, the Trust or any representative of the Trust, the Adviser, or any governmental agency or other instrumentality having regulatory authority over the Trust.
                  (
e) Cooperation with Agents of the Adviser and the Trust. The Sub-Adviser agrees to cooperate with and provide reasonable assistance to the Adviser, the Trust, the Trust's custodian and foreign sub-custodians, the Trust's pricing agents and all other agents and representatives of the Trust and the Adviser, provide them with such information with respect to the Trust as they may reasonably request from time to time in the performance of their obligations, provide prompt responses to reasonable requests made by such persons and establish appropriate interfaces with each so as to promote the efficient exchange of information and compliance with applicable laws and regulations.

2. Code of Ethics. The Sub-Adviser has adopted a written code of ethics that it reasonably believes complies with the requirements of the Advisers Act and the 1940 Act, which it will provide to the Adviser and the Trust. The Sub-Adviser shall ensure that its employees comply in all respects with the Sub-Adviser's Code of Ethics, as in effect from time to time. Upon request, the Sub-Adviser shall provide the Adviser and/or the Trust with a (i) a copy of the Sub-Adviser's current Code of Ethics, as in effect from time to time, and (ii) certification that it has adopted procedures reasonably necessary to prevent employees from engaging in any conduct prohibited by the Sub-Adviser's Code of Ethics. Annually, the Sub-Adviser shall furnish a written report, which complies with the requirements of the Advisers Act and/or the 1940 Act, concerning the Sub-Adviser's Code of Ethics to the Trust and the Adviser. The Sub-Adviser shall respond to requests for information from the Adviser as to violations of its Code of Ethics and the sanctions imposed by the Sub-Adviser. The Sub-Adviser shall immediately notify the Adviser of any material violation of its Code of Ethics, whether or not such violation relates to any security held by the Trust.

3. Information and Reporting. The Sub-Adviser shall keep the Trust and the Adviser informed of developments relating to its duties as Sub-Adviser of which the Sub-Adviser has, or should have, knowledge that materially affect a Fund. In this regard, the Sub-Adviser shall provide the Trust, the Adviser, and their respective officers with such periodic reports concerning the obligations the Sub-Adviser has assumed under this Agreement as the Trust and the Adviser may from time to time reasonably request.

(a) Notification of Breach / Compliance Reports. The Sub-Adviser shall notify the Adviser immediately upon -------------------------------------------
     detection of (i) any failure to manage a Fund in accordance with its investment objectives and policies or any applicable law; or (ii) any breach of any of the Sub-Adviser's policies, guidelines or procedures. In addition, the Sub-Adviser shall provide periodic certifications, as reasonably requested, that each Fund is in compliance with its investment objectives and policies, and the Sub-Adviser's policies, guidelines or procedures applicable to the services provided by the Sub-Adviser under this Agreement. The Sub-Adviser agrees to correct any such failure promptly and to take any action that the Adviser may reasonably request in connection with any such breach. The Sub-Adviser will promptly notify the Adviser if (i) the Sub-Adviser is served or otherwise receives notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board, or body, involving the affairs of a Fund (excluding class action suits in which the Fund is a member of the plaintiff class by reason of the Fund's ownership of shares in the defendant) or the compliance by the Sub-Adviser with federal or state securities laws or (ii) the controlling stockholder or executive committee of the Sub-Adviser changes, there is otherwise an actual change in control (whether through sale of all or substantially all the assets of the Sub-Adviser or a material change in management of the Sub-Adviser) or an "assignment" (as defined in the 1940 Act) has or is proposed to occur.

(b) Inspection. Upon request, with at least 24 hours advance notice, the Sub-Adviser agrees to make its ---------- records and premises (including the availability of the Sub-Adviser's employees for interviews) to the extent that they relate to the conduct of services provided to the Trust or the Sub-Adviser's conduct of its business as an investment adviser available for compliance audits by the Adviser or the Trust's employees, accountants or counsel; in this regard, the Trust and the Adviser acknowledge that the Sub-Adviser shall have no obligations to make available proprietary information unrelated to the services provided to the Funds or any information related to other clients of the Sub-Adviser, except to the extent necessary for the Adviser to confirm the absence of any conflict of interest and compliance with any laws, rules or regulations in the management of the Funds.

(c) Board and Filings Information. The Sub-Adviser will provide the Adviser with any information reasonably ----------------------------- requested regarding its activities under the Agreement required for any meeting of the Board, or for any shareholder report, amended registration statement, proxy statement, or prospectus supplement to be filed by the Fund with the Commission. The Sub-Adviser will make its officers and employees available to meet with the Board from time to time on due notice to review the investments of each Fund in light of current and prospective economic and market conditions and shall furnish to the Board such information as may reasonably be necessary in order for the Board to evaluate this Agreement or any proposed amendments thereto.

(d) Transaction Information. The Sub-Adviser shall furnish to the Adviser such information concerning portfolio transactions as may be necessary to enable the Adviser to perform such compliance testing on a Fund and the Sub-Adviser's services as the Adviser may, in its sole discretion, determine to be appropriate. The provision of such information by the Sub-Adviser in no way relieves the Sub-Adviser of its own responsibilities for ensuring each Fund's compliance, as and to the extent herein provided.

4.       Brokerage.

                  (a) Principal and Agency Transactions. In connection with purchases or sales of securities for the account of a Fund, neither the Sub-Adviser nor any of its directors, officers, employees or affiliated persons will act as a principal or agent or receive any commission except as permitted by the 1940 Act.

                  (b) Placement of Orders. The Sub-Adviser will initiate and communicate all trade execution orders to the custodian for the Funds.

5. Custody. Nothing in this Agreement shall permit the Sub-Adviser to take or receive physical possession of cash, securities or other investments of the Funds.

6. Allocation of Charges and Expenses. The Sub-Adviser will bear its own costs of providing services hereunder. Other than as herein specifically indicated, the Sub-Adviser shall not be responsible for a Fund's or the Adviser's expenses, including brokerage and other expenses incurred in placing orders for the purchase and sale of securities and other investment instruments. Specifically, the Sub-Adviser will not be responsible for expenses of a Fund or the Adviser, as the case may be, including, but not limited to, the following: (i) charges and expenses for accounting, pricing and appraisal services and related overhead, including, to the extent such services are performed by personnel of the Sub-Adviser or its affiliates, office space and facilities, and personnel compensation, training and benefits; (ii) the charges and expenses of auditors; (iii) the charges and expenses of any custodian, transfer agent, plan agent, dividend disbursing agent and registrar appointed by the Fund; (iv) underwriting commissions and issue and transfer taxes chargeable to the Fund in connection with securities transactions to which the Fund is a party; (v) insurance premiums, interest charges, dues and fees for membership in trade associations and all taxes and corporate fees payable by the Fund to federal, state or other governmental agencies;
         (vi) fees and expenses involved in registering and maintaining registrations of the Fund's shares with federal regulatory agencies, state or blue sky securities agencies and foreign jurisdictions, including the preparation of prospectuses and statements of additional information for filing with such regulatory authorities; (vii) all expenses of shareholders' and Board meetings and of preparing, printing and distributing prospectuses, notices, proxy statements and all reports to shareholders and to governmental agencies; (viii) charges and expenses of legal counsel to the Fund and the Board; (ix) any distribution fees paid by the Fund in accordance with Rule 12b-1 promulgated by the Commission pursuant to the 1940 Act; (x) compensation and expenses of the Board; (xi) the cost of preparing and printing share certificates; (xii) interest on borrowed money, if any; and (xiii) any other expense that the Fund, the Adviser or any other agent of the Fund may incur (A) as a result of a change in the law or regulations, (B) as a result of a mandate from the Board with associated costs of a character generally assumed by similarly structured investment companies or (C) that is similar to the expenses listed above, and that is approved by the Board (including a majority of the Independent Trustees) as being an appropriate expense of the Fund. A Fund or the Adviser, as the case may be, shall reimburse the Sub-Adviser for any such expenses or other expenses of the Fund or the Adviser, as may be reasonably incurred by such Sub-Adviser on behalf of the Fund or the Adviser. The Sub-Adviser shall keep and supply to the Funds and the Adviser adequate records of all such expenses.

7.       Representations, Warranties and Covenants of the Sub-Adviser.

(a) Properly Licensed. The Sub-Adviser is registered as an investment adviser under the Advisers Act, and will remain so registered for the duration of this Agreement. The Sub-Adviser agrees to promptly notify the Adviser of the occurrence of any event that would disqualify the Sub-Adviser from serving as an investment adviser to an investment company. The Sub-Adviser is in compliance in all material respects with all applicable federal and state law in connection with its investment management operations.

(b)      ADV Disclosure. The Sub-Adviser has provided the Adviser with a copy of
         Part II of its Form ADV and will, promptly after amendment, furnish a copy of such amendments to the Adviser. The information contained in the Sub-Adviser's Form ADV is accurate and complete in all material respects and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

(c) Fund Disclosure Documents. The Sub-Adviser has reviewed and will in the future review, the Registration ------------------------- Statement, and any amendments or supplements thereto, the annual or semi-annual reports to shareholders, other reports filed with the Commission and any marketing material of the Funds (collectively the "Disclosure Documents") and represents and warrants that with respect to disclosure about the
     Sub-Adviser, the manner in which the Sub-Adviser manages a Fund or information relating directly or indirectly to the Sub-Adviser, such Disclosure Documents contain or will contain, as of the date thereof, no untrue statement of any material fact and does not omit any statement of material fact which was required to be stated therein or necessary to make the statements contained therein not misleading.

(d) No Statutory Disqualification As An Investment Adviser. The Sub-Adviser is not prohibited by the Advisers Act or the 1940 Act from performing the services contemplated by this Agreement, and to the best knowledge of the Sub-Adviser, there is no proceeding or investigation that is reasonably likely to result in the Sub-Adviser being prohibited from performing the services contemplated by this Agreement.

(e) Insurance. The Sub-Adviser shall maintain errors and omissions and fidelity insurance coverage in an --------- amount agreed upon from time to time by the Adviser and the Sub-adviser and from an insurance provider that is in the business of regularly providing insurance coverage to investment advisers. The Sub-Adviser shall provide prior written notice to the Adviser
     (i) of any material changes in its insurance policies or insurance coverage; or (ii) if any material claims will be made on its insurance policies. Furthermore, it shall upon request provide to the Adviser any information it may reasonably require concerning the amount of or scope of such insurance. The Sub-Adviser's insurance shall, at a minimum, cover errors and omissions of the Sub-Adviser.

(f) Competent Staff. The Sub-Adviser shall ensure that sufficient and competent investment management, administrative and compliance staff experienced in managing accounts similar to the Funds shall have charge at all times of the conduct of, and shall maintain close supervision of, the investment and management of a Fund as set forth in this Agreement. For the avoidance of doubt, the Sub-Adviser shall ensure that any affiliate or third party to whom its duties have been delegated, shall comply with the foregoing.

(g) No Detrimental Agreement. The Sub-Adviser represents and warrants that it has no arrangement or understanding with any party, other than the Trust, that would influence the decision of the Sub-Adviser with respect to its duties hereunder, and that its duties shall be carried out in accordance with what is in the best interest of the Funds.

                  (h) Conflicts. The Sub-Adviser shall act honestly, in good faith and in the best interests of the Funds including requiring any of its personnel with knowledge of the Funds' activities to place the interest of the Funds first, ahead of their own interests, in all personal trading scenarios that may involve a conflict of interest with a Fund.

                  (i) Representations. The representations and warranties in this Section 7 shall be deemed to be made on the date this Agreement is executed and shall continue throughout the term of this Agreement.

8. Sub-Adviser's Compensation. The Adviser shall pay to the Sub-Adviser, as compensation for the Sub-Adviser's services hereunder, a fee, determined as described in Schedule A that is attached hereto and made a part hereof. Such fee shall be computed daily and paid monthly in arrears by the Adviser. The Fund shall have no responsibility for any fee payable to the Sub-Adviser. In the event that the fee paid to the Adviser for managing the Fund is reduced by regulatory authorities or the Board for any reason whatsoever, the fee hereunder shall be subject to the same percentage reduction.

         The method for determining net assets of the Funds for purposes hereof shall be the same as the method for determining net assets for purposes of establishing the offering and redemption prices of a Fund's shares as described in the Trust's prospectus. In the event of termination of this Agreement, the fee provided in this Section shall be computed on the basis of the period ending on the last business day on which this Agreement is in effect subject to a pro rata adjustment based on the number of days elapsed in the current month as a percentage of the total number of days in such month.

9. The Name "Ibbotson". The Sub-Adviser consents to the use by a Fund of the name "Ibbotson " as part of the name of such Fund. The foregoing authorization by the Sub-Adviser to each Fund to use said name as part of the name of such Fund is not exclusive of the right of the Sub-Adviser itself to use, or to authorize others to use, the same; each Fund acknowledges and agrees that as between each Fund and the Sub-Adviser, the Sub-Adviser has the exclusive right so to use, or authorize others to use, said name and each Fund agrees to take such action as may reasonably be requested by the Sub-Adviser to give full effect to the provisions of this section. Without limiting the generality of the foregoing, each Fund agrees that, upon any termination of this Agreement, each Fund will, at the request of the Sub-Adviser, use its best efforts to change the name of such Fund within three months of its receipt of the Sub-Adviser's request so as to eliminate all reference, if any, to the name "Ibbotson" and will not thereafter transact any business using the name "Ibbotson" in the name of each Fund; provided, however, that each Fund and the Adviser may continue to use beyond such date any supplies of prospectuses, marketing materials and similar documents that the Adviser or its affiliates had on hand at the date of such name change.

10. Independent Contractor. In the performance of its duties hereunder, the Sub-Adviser is and shall be an independent contractor and, unless otherwise expressly provided herein or otherwise authorized in writing, shall have no authority to act for or represent the Trust or the Adviser in any way or otherwise be deemed to be an agent of the Trust or the Adviser. If any occasion should arise in which the Sub-Adviser gives any advice to its clients concerning the shares of the Trust, the Sub-Adviser will act solely as investment counsel for such clients and not in any way on behalf of the Trust.

11. Assignment and Amendments. This Agreement shall automatically terminate, without the payment of any penalty, in the event of (i) its assignment, including any change in control, as defined in the 1940 Act, of the Adviser or the Sub-Adviser, or (ii) in the event of the termination of the Management Agreement; provided that such termination shall not relieve the Adviser or the Sub-Adviser of any liability incurred hereunder.

         This Agreement may not be added to or changed orally and may not be modified or rescinded except by a writing signed by the parties hereto and in accordance with the 1940 Act, when applicable.

12.               Duration and Termination.

(a) This Agreement shall become effective as of the date executed and shall remain in full force and effect continually thereafter, subject to renewal and unless terminated automatically as set forth in Section 12 hereof or until terminated as follows:

(i) The Adviser may at any time terminate this Agreement as to any or all Funds by not more than sixty (60) days' nor less than thirty (30) days' written notice delivered or mailed by registered mail, postage prepaid, to the Sub-Adviser. In addition, any Fund may cause this Agreement to terminate as to that Fund either (i) by vote of the Board or (ii) upon the affirmative vote of a majority of the outstanding voting securities of the Fund; or

(ii) The Sub-Adviser may at any time terminate this Agreement by not more than sixty (60) days' nor less than thirty (30) days' written notice delivered or mailed by registered mail, postage prepaid, to the Adviser; or

(iii)This Agreement shall automatically terminate as to each Fund on December 31st of any year, beginning on December 31, 2005, in which its terms and renewal shall not have been approved by (A) (i) a majority vote of the Board or (ii) the affirmative vote of a majority of the outstanding voting securities of the Fund; provided, however, that if the continuance of this Agreement is submitted to the shareholders of the Fund for their approval and such shareholders fail to approve such continuance of this Agreement as provided herein, the Sub-Adviser may continue to serve hereunder as to the Fund in a manner consistent with the 1940 Act and the rules and regulations thereunder; and (B) a majority vote of the Trustees who are not "interested persons" (as set forth in the 1940 Act, subject, however, to such exemptions as may be granted by the Commission under the 1940 Act or any interpretations of the staff of the Commission) of the Fund, the Adviser or the Sub-Adviser, at a meeting called for the purpose of voting on such approval.

(b) For the purposes of this Agreement, "Affirmative vote of a majority of the outstanding voting securities of the Fund" shall have the meaning set forth in the 1940 Act, subject, however, to such interpretations of the staff of the Commission.

         Termination of this Agreement pursuant to this Section shall be without payment of any penalty.

         In the event of termination of this Agreement as to a Fund for any reason, the Sub-Adviser shall, immediately upon notice of termination or on such later date as may be specified in such notice, cease all activity on behalf of the Fund and with respect to any of its assets. In addition, the Sub-Adviser shall deliver the Trust's Books and Records as to that Fund to the Adviser by such means and in accordance with such schedule as the Adviser shall direct and shall otherwise cooperate in the transition of portfolio asset management to any successor of the Sub-Adviser, including the Adviser, for a period up to thirty-days (30) from such termination.

13. Liability of the Sub-Adviser. The Sub-Adviser shall not be liable to the Adviser Indemnitees (as defined below) for any losses, claims, damages, liabilities or litigation (including legal and other expenses) incurred or suffered by an Adviser Indemnitee as a result of any error of judgment or mistake of law by the Sub-Adviser with respect to a Fund, except that nothing in this Agreement shall operate or purport to operate in any way to exculpate, waive or limit the liability of the Sub-Adviser for, and the Sub-Adviser shall indemnify and hold harmless the Adviser, the Fund and all affiliated persons thereof (within the meaning of Section 2(a)(3) of the 1940 Act) and all controlling persons (as described in Section 15 of the 1933 Act) (collectively, the "Adviser Indemnitees") against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) by reason of or arising out of: (a) the Sub-Adviser being in violation or causing the Fund to be in violation of any applicable federal or state law, rule or regulation related to its duties hereunder or any investment policy or restriction set forth in the Trust's Registration Statement or any written guidelines or instruction provided in writing by the Board or the Adviser, or
(b) the Sub-Adviser's willful misfeasance, bad faith or gross negligence generally in the performance of its duties hereunder or its reckless disregard of its obligations and duties under this Agreement.

14. Liability of the Adviser. The Adviser shall indemnify and hold harmless the Sub-Adviser and all affiliated persons thereof (within the meaning of Section 2(a)(3) of the 1940 Act) and all controlling persons (as described in Section 15 of the 1933 Act) (collectively, the "Sub-Adviser Indemnitees) against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) by reason of or arising out of: (a) the Adviser being in violation of any applicable federal or state law, rule or regulation or any investment policy or restriction set forth in the Trust's Registration Statement or any written guidelines or instruction provided in writing by the Board or the Adviser, (b) a Fund's failure to satisfy the diversification or source of income requirements of Subchapter M or Section 817(h) of the Code by reason of any action or omission of the Adviser, or direction of the Adviser to the Sub-Adviser, (c) the Adviser's willful misfeasance, bad faith or gross negligence generally in the performance of its duties hereunder or its reckless disregard of its obligations and duties under this Agreement or (d) a Fund being in violation of any applicable federal or state law, rule or regulation or any investment policy or restriction set forth in the Trust's Registration Statement or any written guidelines or instruction provided in writing by the Board or the Adviser, by reason of any action or omission of the Adviser.

15. Limitation of Liability. The parties to this Agreement acknowledge and agree that no Trustee, officer or holder of shares of beneficial interests of the Trust shall be liable for any litigation arising hereunder, whether direct or indirect. The Trust's Certificate of Trust, as amended from time to time, is on file in the Office of the Secretary of State of the State of Delaware. Such Certificate of Trust and the Trust's Agreement and Declaration of Trust describe in detail the respective responsibilities and limitations on liability of the Trustees, officers, and holders of shares of beneficial interest.

16. Jurisdiction. This Agreement shall be governed by and construed in accordance with the substantive laws of The Commonwealth of Massachusetts and the Sub-Adviser consents to the jurisdiction of courts, both state or federal, in Boston, Massachusetts, with respect to any dispute under this Agreement.


17. Paragraph Headings. The headings of paragraphs contained in this Agreement are provided for convenience only. They form no part of this Agreement and shall not affect its construction.


18. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.



         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be signed on their behalf by their duly authorized officers as of the date first above written.


ATTEST:                                      PIONEER INVESTMENT MANAGEMENT, INC.



_______________________________          By:_____/s/Mark Goodwin________________
                                         Name: Mark Goodwin
                                         Title: Chief Financial Officer




ATTEST:                                       IBBOTSON ASSOCIATES ADVISORS, LLC



___/s/ Kate Patrick________________     By:_____/s/Michael Annin________________
                                        Name: Michel Annin
                                        Title: Managing Director

                                   SCHEDULE A

The Adviser will pay to the Sub-Adviser as compensation for the Sub-Adviser's services rendered, a fee, computed daily and payable at the end of each month at an annual rate based on the average daily net assets of the Fund under the following fee schedule:

Assets                                                                      Rate
------ ----
First $2.5 Billion                                                         0.10%
Greater than $2.5 Billion and less than or equal to $4 Billion             0.08%
Greater than $4 Billion and less than or equal to $5.5 Billion             0.07%
Greater than $5.5 Billion and less than or equal to $7 Billion             0.06%
Greater than $7 Billion                                                    0.05%

Annex A

Pioneer Ibbotson Moderate Allocation VCT Portfolio
Pioneer Ibbotson Growth Allocation VCT Portfolio
Pioneer Ibbotson Aggressive Allocation VCT Portfolio